U.S. SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24,
1996

               INTERNATIONAL SEMICONDUCTOR CORP.
_________________________________________________________________
(Exact name of small business issuer as specified in its charter)

         Nevada                           13-3432594
(State or other jurisdiction of         (I.R.S. Employer
 incorporation or organization)         Identification No.)

  2950 31st Street, Suite 240, Santa Monica, California 90405
_________________________________________________________________
(Address of principal executive offices)      (Zip Code)

      (310) 425-2376
_________________________________________________________________
  (Issuer's telephone number, including area code)

              N/A
_________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


ITEM 4.  Changes in Registrant's Certifying Accountant.

Braude Bavly was previously the principal accountant for International Semiconductors Corp. On 24 September, 1996 that firm s appointment as principal accountants was terminated and Skeehan and Co., accounting firm, was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

In connection with the audits of the two fiscal years ended 31 December 1995, and the subsequent interim period through 24 September, 1996, there were no disagreements with Braude Bavly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Braude Bavly on the consolidated financial statements of International Semiconductors Corp. and subsidiaries as of and for the years ended 31 December 1995 and 1994 did not express an opinion. A letter from Braude Bavly is attached as Exhibit A.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 1996               /s/  Robert M. Terry
                                   Robert M. Terry, President


                                        /s/ Jerome Saver
                                   Jerome Saver, Chief Financial
                                        Officer




Securities and Exchange Commission
Washington DC 20549

24 September 1996

Ladies and Gentlemen:

We were previously principal accountants for International Semiconductors Corp. and, under the date of 18 April, 1996, we issued a disclaimer of opinion on the consolidated financial statements of International Semiconductor Corp and subsidiaries as of and for the years ended 31 December 1995 and 1994. On 24 September, 1996, our appointment as principal accountants was terminated. We have read International Semiconductor Corps statements included under Item 4 of its form 8-K dated 24 September, and we agree with such statements, except that we are not in a position to agree or disagree with International Semiconductor Corps statement that the change was approved by the Board of Directors.

Very truly yours,


 /s/  Bavly Braude
Braude Bavly CPA